Exhibit 99.1

LCA-Vision Reports on Annual Meeting of Stockholders

CINCINNATI (May 15, 2012) – LCA-Vision Inc. (NASDAQ: LCAV), a leading provider of laser vision correction services under the LasikPlus® brand, announces that at its annual meeting of stockholders held today all nominees to the company’s Board of Directors were elected, expanding Board membership to six, with each Director serving a one-year term. The Directors are:

•	William F. Bahl, co-founder and President of Bahl & Gaynor Investment Counsel

•	John H. Gutfreund, President of Gutfreund & Co. Inc.

•	John C. Hassan, consultant with BSC Ventures

•	Edgar F. Heizer III, Chairman of Manus Health Systems, Inc.

•	James C. Wachtman, Chief Executive Officer of Pulse Technologies and Venture Partner of SV Life Sciences

•	E. Anthony Woods, non-executive Chairman of the Board of LCA-Vision, and Chairman and Chief Executive Officer of SupportSource, LLC

LCA-Vision stockholders also approved, by advisory vote, the company’s named executive officer compensation and ratified the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2012.

“I’m delighted to welcome Jim Wachtman to our Board,” said Mr. Woods. “Jim is well versed in our business, having held senior-level positions in several ophthalmology operating companies and as one of the early leaders in the multi-site laser vision correction industry. He is a valuable addition to our Board, bringing us a first-hand perspective on managing operations, strategy and business expansion.”

Commenting on LCA-Vision’s business, Mr. Woods stated, “We are pleased to have reported gains in market share for the past three quarters, which we attribute to improved marketing, operational efficiencies and the fact that we’ve kept our eye on a key aspect of our business, which is patient satisfaction. I’d like to thank our Board and the entire LCA-Vision/LasikPlus® team for their hard work and dedication, which is reflected in these results.

“Although we have made good progress, we have more to accomplish. Our Board and management team are implementing a multi-part business strategy aimed at returning our core laser vision correction services business to sustained profitability and expanding into cataract and premium intraocular lens surgery to support future growth and profitability, while mitigating the impact of future economic volatility. I want to assure our stockholders that the LCA-Vision Board is keenly focused on achieving our goals and building value.”

Forward-Looking Statements

This news release contains forward-looking statements based on current expectations, forecasts and assumptions of LCA-Vision that are subject to risks and uncertainties. The forward-looking statements in this release are based on information available to the company as of the date hereof. Actual results could differ materially from those stated or implied in the forward-looking statements due to risks and uncertainties associated with its business. In addition to the risk factors discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, there are a number of other risks and uncertainties associated with its business, including, without limitation, the successful execution of cost effective marketing strategies to drive patients to its vision centers; the impact of low consumer confidence and discretionary spending; competition in the laser vision correction industry; the company’s ability to attract patients; the possibility of adverse outcomes or long-term side effects of laser vision correction and negative publicity regarding laser vision correction; the company’s ability to operate profitable vision centers and retain qualified personnel during periods of lower procedure volumes; the company’s ability to implement successfully its business expansion strategy; the continued availability of non-recourse third-party financing for its patients on terms similar to what it has paid historically; and the future value of revenues financed by the company and its ability to collect on such financings, which will in turn depend on a number of factors, including the consumer credit environment and the company’s ability to manage credit risk related to consumer debt, bankruptcies and other credit trends.

Further, the FDA’s advisory board on ophthalmic devices currently is reviewing concerns about post-LASIK quality of life matters, and the FDA has begun a major new study on LASIK outcomes and quality of life that is expected to end in 2012. The FDA or another regulatory body could take legal or regulatory action against the company or others in the laser vision correction industry. The outcome of this review or legal or regulatory action could potentially impact negatively the acceptance of LASIK. In addition, the acceptance rate of new technologies and our ability to implement successfully new technologies on a national basis create additional risk. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the Securities and Exchange Commission, the company assumes no obligation to update the information included in this news release, whether as a result of new information, future events or circumstances, or otherwise.

About LCA-Vision Inc./LasikPlus®

LCA-Vision Inc., a leading provider of laser vision correction services under the LasikPlus® brand, operates 53 LasikPlus® vision centers in 26 states and 41 markets in the United States. Additional company information is available at www.lca-vision.com and www.lasikplus.com.

Earning Trust Every Moment; Transforming Lives Every Day.

For Additional Information

Company Contact:	Investor Relations Contact:
Barb Kise	Jody Cain
LCA-Vision Inc.	LHA
513-792-9292	310-691-7100 – jcain@lhai.com
@LHA_IR_PR

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